      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1997

                                                      REGISTRATION NO. 333-14003

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ----------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               ----------------


                                  TENNECO INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                               ----------------


        DELAWARE                      6719                   76-0515284
     (STATE OR OTHER            (PRIMARY STANDARD           (IRS EMPLOYER
     JURISDICTION OF        INDUSTRIAL CLASSIFICATION  IDENTIFICATION NUMBER)
    INCORPORATION OR              CODE NUMBER)
      ORGANIZATION)

                                1275 KING STREET
                          GREENWICH, CONNECTICUT 06831
                                 (203) 863-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                KARL A. STEWART
                          VICE PRESIDENT AND SECRETARY
                                1275 KING STREET
                          GREENWICH, CONNECTICUT 06831
                                 (203) 863-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                               ----------------


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

                    REMOVAL OF SECURITIES FROM REGISTRATION

  This Post-Effective Amendment No. 1 is being filed by Tenneco Inc. (formerly known as New Tenneco Inc.) (the "Registrant") for the purpose of removing from registration under the Securities Act of 1933, as amended, $310,000 principal amount of the Registrant's 6.70% Notes due December 15, 2005; $23,206,000 principal amount of the Registrant's 7.45% Debentures due December 15, 2025; $11,755,000 principal amount of the Registrant's 8.075% Notes due October 1, 2002; $3,183,000 principal amount of the Registrant's 8.20% Notes due November 15, 1999; $1,149,000 principal amount of the Registrant's 9.20% Debentures due November 15, 2012; $24,161,000 principal amount of the Registrant's 10.075% Notes due February 1, 2001; and $26,388,000 principal amount of the Registrant's 10.20% Debentures due March 15, 2008 (collectively, the "Securities"). Of the Securities originally registered under the Registration Statement, $1,859,848,000 aggregate principal amount were issued in exchange for a like amount of certain notes and debentures of El Paso Tennessee Pipeline Co. (formerly known as Tenneco Inc.) in the manner described therein.

  Accordingly, the Registration Statement is hereby amended to remove from registration $90,152,000 of the $1,950,000,000 aggregate principal amount of the Securities (in the amounts and types identified above), originally covered by the Registration Statement.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWICH, STATE OF CONNECTICUT, ON THE 19TH DAY OF MAY, 1997.

                                          TENNECO INC.



                                                   /s/ Dana G. Mead
                                          BY:__________________________________
                                                      Dana G. Mead
                                                        Chairman

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

        /s/ Dana G. Mead             Principal Executive Officer      May 19, 1997
____________________________________  and Director
            Dana G. Mead

      /s/ Robert T. Blakely          Principal Financial and          May 19, 1997
____________________________________  Accounting Officer
         Robert T. Blakely

   Mark Andrews, W. Michael        Directors                     May 19, 1997
    Blumenthal, M. Kathryn
Eickoff, Peter T. Flawn, Henry
   U. Harris, Jr., Belton K.
  Johnson, John B. McCoy, Sir
   David Plastow, William L.
Weiss, Clifton R. Wharton, Jr.

  /s/ Theodore R. Tetzlaff
BY:____________________________
        Attorney-in-fact